Exhibit 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Timothy D. Cook, certify, as of the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Apple Inc. on Form 10-Q for the period ended March 26, 2016 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents in all material respects the financial condition and results of operations of Apple Inc. at the dates and for the periods indicated.

Date: April 27, 2016

By:	/s/ Timothy D. Cook
Timothy D. Cook
Chief Executive Officer

I, Luca Maestri, certify, as of the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Apple Inc. on Form 10-Q for the period ended March 26, 2016 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents in all material respects the financial condition and results of operations of Apple Inc. at the dates and for the periods indicated.

Date: April 27, 2016

By:	/s/ Luca Maestri
Luca Maestri
Senior Vice President,
Chief Financial Officer